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                                                                    EXHIBIT 23.2



                        CONSENT OF INDEPENDENT ENGINEERS

         As independent engineering consultants, we hereby consent to the use of our reports and data extracted therefrom (and all references to our Firm) incorporated by reference in or otherwise made a part of this Registration Statement on Form S-3 relating to the registration of 1,000,000 shares of the Common Stock, $0.10 par value, of Costilla Energy, Inc. to be filed with the Securities and Exchange Commission on or about April 15, 1999.




                               WILLIAMSON PETROLEUM CONSULTANTS, INC.




Houston, Texas
April 15, 1999